Exhibit 22.1

Issuers and Guarantors of Guaranteed Securities and Affiliate Securities Pledged as Collateral

as of June 30, 2026

CCO Holdings, LLC (“CCO Holdings”) and each of the Obligor Subsidiaries (as defined below), have fully and unconditionally guaranteed on a joint, several, full and unconditional basis each of the debt securities listed below, unless such subsidiary is an issuer of the listed debt security. Such guarantees are secured by substantially all of the assets of the Obligor Subsidiaries, including a pledge of the equity interests of substantially all of the subsidiaries owned by CCO and the other Obligor Subsidiaries (the “Pledged Equity Interests”).

Debt Securities Issued by Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than CCO and CCO Capital) and secured by the Pledged Equity Interests:

3.750% senior notes due February 15, 2028

4.200% senior notes due March 15, 2028

2.250% senior notes due January 15, 2029

5.050% senior notes due March 30, 2029

6.100% senior notes due June 1, 2029

2.800% senior notes due April 1, 2031

2.300% senior notes due February 1, 2032

4.400% senior notes due April 1, 2033

6.650% senior notes due February 1, 2034

6.550% senior notes due June 1, 2034

6.384% senior notes due October 23, 2035

5.850% senior notes due December 1, 2035

5.375% senior notes due April 1, 2038

3.500% senior notes due June 1, 2041

3.500% senior notes due March 1, 2042

6.484% senior notes due October 23, 2045

5.375% senior notes due May 1, 2047

5.750% senior notes due April 1, 2048

5.125% senior notes due July 1, 2049

4.800% senior notes due March 1, 2050

3.700% senior notes due April 1, 2051

3.900% senior notes due June 1, 2052

5.250% senior notes due April 1, 2053

6.834% senior notes due October 23, 2055

6.700% senior notes due December 1, 2055

3.850% senior notes due April 1, 2061

4.400% senior notes due December 1, 2061

3.950% senior notes due June 30, 2062

5.500% senior notes due April 1, 2063

Debt Securities Issued by Time Warner Cable, LLC (“TWC”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than TWC) and secured by the Pledged Equity Interests:

5.750% sterling senior notes due June 2, 2031

6.550% senior debentures due May 1, 2037

7.300% senior debentures due July 1, 2038

6.750% senior debentures due June 15, 2039

5.875% senior debentures due November 15, 2040

5.500% senior debentures due September 1, 2041

5.250% sterling senior notes due July 15, 2042

4.500% senior debentures due September 15, 2042

Debt Securities Issued by Time Warner Cable Enterprises LLC (“TWCE”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than TWCE) and secured by the Pledged Equity Interests:

8.375% senior debentures due July 15, 2033

“Obligor Subsidiaries”:

Bresnan Broadband Holdings, LLC

CCO NR Holdings, LLC

Charter Communications ASC, LLC

Charter Communications, LLC

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

Charter Communications SSC, LLC

Charter Communications VI HoldCo, LLC

Charter Communications VI, L.L.C.

Charter Distribution, LLC

Charter Leasing Holding Company, LLC

Charter Procurement Leasing, LLC

DukeNet Communications, LLC

Spectrum Advanced Services, LLC

Spectrum Gulf Coast, LLC

Spectrum Mid-America, LLC

Spectrum Mobile Equipment, LLC

Spectrum Mobile, LLC

Spectrum New York Metro, LLC

Spectrum NLP, LLC

Spectrum Northeast, LLC

Spectrum Oceanic, LLC

Spectrum Originals Development, LLC

Spectrum Originals, LLC

Spectrum Pacific West, LLC

Spectrum Reach, LLC

Spectrum RSN, LLC

Spectrum Southeast, LLC

Spectrum Sunshine State, LLC

Spectrum TV Essentials, LLC

Spectrum Wireless Holdings, LLC

Time Warner Cable Enterprises LLC

Time Warner Cable, LLC

TWC Administration LLC

TWC Communications, LLC

TWC SEE Holdco LLC